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                                                                    Exhibit 19.2


               AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT

                  THIS AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT (this "Amendment"), dated as of June 30, 1998, by and among MELLON BANK, N.A., a national banking association, as Transferor ("Transferor"), AFCO CREDIT CORPORATION, a New York corporation, and AFCO ACCEPTANCE CORPORATION, a California corporation, each as Servicer, (jointly and severally referred to herein as "Servicer"), PREMIUM FINANCING SPECIALISTS, INC., a Missouri corporation, as Back-up Servicer, PREMIUM FINANCING SPECIALISTS OF CALIFORNIA, INC., a California corporation, as Back-up Servicer, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as Trustee ("Trustee").

                                    RECITALS:

                  WHEREAS, the parties hereto desire to amend that certain Pooling and Servicing Agreement, dated as of December 1, 1996, by and among MELLON BANK, N.A., a national banking association, as Transferor, AFCO CREDIT CORPORATION, a New York corporation, as Servicer, AFCO ACCEPTANCE CORPORATION, a California corporation, as Servicer, PREMIUM FINANCING SPECIALISTS, INC., a Missouri corporation, as Back-up Servicer, PREMIUM FINANCING SPECIALISTS OF CALIFORNIA, INC., a California corporation, as Back-up Servicer, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as Trustee (as amended, modified or supplemented from time to time, including but not limited to the Series 1996-1 Supplement, dated as of December 1, 1996, the "Pooling and Servicing Agreement"), as set forth herein.

                  NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                  SECTION 1. AMENDMENT TO SECTION 13.1. Section 13.1 is hereby amended by deleting the words "Eligible Account" which appear in the second sentence of Section 13.1(a) and substituting therefor the words "Eligible Receivable."

                  SECTION 2. EFFECTIVENESS AND EFFECT, ETC. This Amendment shall become effective when duly executed and delivered by Transferor, Servicer and Trustee, together with the satisfaction of the following conditions:

                  (a) Transferor shall deliver to Trustee an Opinion of Counsel for Transferor addressed to Trustee stating that this Amendment shall not adversely affect in any material respect the interests of any Investor Holder; and

                  (b) Transferor, Servicer and Trustee shall receive from each Rating Agency written confirmation that this Amendment will not result in a downgrade or withdrawal of its then current rating of any outstanding Series.

The Pooling and Servicing Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. Capitalized terms used and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy under the Pooling and Servicing Agreement or constitute a waiver of any provision of the Pooling and Servicing Agreement.


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                  SECTION 3.  REPRESENTATIONS AND WARRANTIES.

                  (a) Transferor and Servicer hereby represent and warrant to Trustee that the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of Transferor and Servicer, has been duly authorized by all necessary government approvals, if any, and does not and will not contravene or conflict with any provision of law or any organizational document of Transferor or Servicer or any agreement or instrument of Transferor or Servicer.

                  (b) Transferor and Servicer hereby represent and warrant that this Amendment is the legal, valid and binding obligation of Transferor and Servicer, enforceable against Transferor and Servicer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

                  SECTION 5. MISCELLANEOUS. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same document. Section and other headings herein are for reference purposes only and shall not affect the interpretation of this Amendment in any respect. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law principles.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    AFCO CREDIT CORPORATION, as Servicer



                                    By
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                                    Name:
                                    Title:


                                    AFCO ACCEPTANCE CORPORATION, as Servicer



                                    By
                                      ----------------------------------
                                    Name:
                                    Title:



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                                    MELLON BANK, N.A., as Transferor



                                    By
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                                    Name:
                                    Title:


                                    THE FIRST NATIONAL BANK OF
                                    CHICAGO, as Trustee



                                    By
                                      ----------------------------------
                                    Name:
                                    Title: